UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

Quad/Graphics, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N63 W23075 Highway 74 Sussex, Wisconsin 53089-2827

(Address of principal executive offices, including zip code)

(414) 566-6000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.               Completion of Acquisition or Disposition of Assets.

On July 2, 2010, Quad/Graphics, Inc., a Wisconsin corporation (“Quad/Graphics”), completed its acquisition of World Color Press Inc., a Canadian corporation (“World Color Press”).  The acquisition was effected by way of a court approved plan of arrangement in accordance with the terms of an arrangement agreement (the “Arrangement Agreement”), dated as of January 25, 2010, between Quad/Graphics and World Color Press, as acceded to by 7345933 Canada Inc., the acquisition subsidiary of Quad/Graphics.  The arrangement was approved by Quad/Graphics’ shareholders and World Color Press’ shareholders, and the final order approving the arrangement was granted by the Québec Superior Court (Commercial Division) on June 28, 2010.

At the completion of the arrangement, each outstanding World Color Press common share, including the common shares issued upon conversion of certain World Color Press preferred shares, was converted into the right to receive 0.2154 shares of class A common stock of Quad/Graphics.  In addition to the share consideration, former holders of World Color Press common shares are entitled to receive aggregate cash consideration of $48,405,658.83, or approximately $0.56 per share.  The outstanding World Color Press preferred shares that were not converted into World Color Press common shares prior to the completion of the arrangement were redeemed for approximately $8.86 per share.  Immediately following completion of the arrangement, the shareholders of Quad/Graphics who were shareholders prior to completion of the arrangement owned approximately 60% of the outstanding capital stock of Quad/Graphics and the former common shareholders of World Color Press owned approximately 40% of the outstanding capital stock of Quad/Graphics.

The issuance of Quad/Graphics’ class A common stock pursuant to the Arrangement Agreement as described above was registered under the Securities Act of 1933, as amended, on Quad/Graphics’ Registration Statement on Form S-4 (File No. 333-165259) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2010 and declared effective on May 27, 2010 (the “Registration Statement”).  The proxy circular/prospectus included in the Registration Statement contains additional information about the arrangement.  The Arrangement Agreement is included as part of Annex A to the proxy circular/prospectus included in the Registration Statement and is incorporated herein by reference.  Following the completion of the arrangement, on July 6, 2010, Quad/Graphics’ class A common stock commenced trading on the New York Stock Exchange under the symbol “QUAD”.  A press release announcing the completion of the arrangement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

As described in the Registration Statement, in connection with the arrangement with World Color Press, on April 23, 2010, Quad/Graphics entered into a $1.23 billion debt financing agreement with certain lenders. Borrowings under this financing agreement were used on the July 2, 2010 closing date of the arrangement to fund (1) replacement of Quad/Graphics’ former revolving credit facilities, which had outstanding borrowings of $106.1 million; (2) satisfaction of World Color Press’ bankruptcy-related debt obligations of $571.4 million, which included funding $123.9 million for World Color Press’ unsecured notes; (3) transaction costs of $53.1 million (excluding debt issuance costs); (4) debt issuance costs of $43.7 million; (5) certain “equity payment amounts” (as defined in the Registration Statement) and the World Color Press common cash consideration described above, which in total were $88.5 million; (6) the Quad/Graphics cash distribution of $140.0 million; (7) letters of credit collateralization of $32.0 million; and (8) other obligations arising from the arrangement of $33.3 million.

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           On July 2, 2010, following completion of the arrangement and pursuant to the terms of the Arrangement Agreement, Mark A. Angelson, the former Chairman and Chief Executive Officer of World Color Press, and Thomas O. Ryder, World Color Press’ former lead independent director, were elected to the Quad/Graphics’ board of directors.

Mr. Angelson became chair of the integration and consolidation committee of Quad/Graphics’ board of directors and Mr. Ryder became a member of the audit committee of the board.

Other than the Arrangement Agreement, which is included as Annex A to the proxy circular/prospectus included in the Registration Statement and incorporated herein by reference, and the transactions contemplated thereby, there are no other arrangements between Messrs. Angelson and Ryder and any other person pursuant to which Messrs. Angelson and Ryder were elected to serve as directors, nor are there any transactions in which Quad/Graphics is a participant in which Mr. Angelson or Mr. Ryder have a material interest.  As non-employee directors, Messrs. Angelson and Ryder will receive the same compensation paid to all non-employee directors of Quad/Graphics.

(e)           Effective upon the completion of the arrangement, Quad/Graphics’ board of directors adopted an integration bonus plan (the “Synergy Rewards Program”) for approximately 60 to 70 employees of Quad/Graphics, including Quad/Graphics’ named executive officers, who are expected to be instrumental in, and devote a significant amount of their time to, achieving arrangement synergies.  Under the Synergy Rewards Program, participants will be eligible to receive a cash award to be paid in the first quarter of 2013, contingent on Quad/Graphics’ achievement and maintenance of specified arrangement synergy savings levels ranging from approximately 78% to approximately 144% of previously disclosed potential pre-tax annualized synergies relating to the arrangement.

The amount of the cash award under the Synergy Rewards Program, if any, will be from one times the participant’s annual bonus target, for achievement of the threshold synergy savings level, to four times the participant’s annual bonus target, for achievement of the maximum level, with incremental amounts for achievement of synergy savings levels between the threshold and the maximum.  The Synergy Rewards Program will take into account costs to achieve synergies through adjustments by Quad/Graphics’ compensation committee to the award amounts of plus or minus 25%.

To receive payment of any award under the Synergy Rewards Program, participants must remain continuously employed by Quad/Graphics or its affiliates until the payment date.  Awards under the Synergy Rewards Program also remain subject to adjustment by Quad/Graphics’ board of directors in its discretion.

(f)            Not applicable.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           As previously disclosed in the Registration Statement and included as Annex D to the proxy circular/prospectus included in the Registration Statement, Quad/Graphics’ board of directors approved amendments to Quad/Graphics’ bylaws that became effective upon completion of the arrangement.  In addition to these previously disclosed amendments, Quad/Graphics’ board of directors further amended Quad/Graphics’ bylaws effective upon completion of the arrangement to provide for certain new corporate officer positions.  The foregoing description does not purport to be a complete description of these further amendments to Quad/Graphics’ bylaws, and is qualified in its entirety by reference to such amendments, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.  A copy of Quad/Graphics’ bylaws as amended to date is attached as Exhibit 3.2 to this Current Report on Form 8-K.

(b)           Not applicable.

Item 9.01.               Financial Statements and Exhibits.

(a)           The financial statements of World Color Press required by this Item are incorporated herein by reference to the Consolidated Financial Statements included in the Form 40-F filed by World Color Press with the SEC pursuant to the Securities Exchange Act of 1934 on March 1, 2010 (File No. 001-14118) and to Exhibit 99.2 to the Form 6-K filed by World Color Press with the SEC pursuant to the Securities Exchange Act of 1934 on May 10, 2010.

(b)           The pro forma financial information required by this Item is incorporated herein by reference to the sections of the proxy circular/prospectus included in the Registration Statement entitled “Selected Historical and Unaudited Pro Forma Financial Information — Selected Unaudited Pro Forma Condensed Combined Financial Information” and “—Historical and Unaudited Pro Forma Combined Per Share Information,” on pages 18-21 thereof, and “Unaudited Pro Forma Condensed Combined Financial Information,” on pages 198-225 thereof.

(c)           Not applicable.

(d)           Exhibits.  The following exhibits are being filed herewith:

(3.1)	July 2, 2010 Amendments to the Amended Bylaws of Quad/Graphics, Inc.

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through July 2, 2010.

(9.1)	Amended and Restated Voting Trust Agreement, dated as of June 25, 2010, by Betty E. Quadracci, J. Joel Quadracci, Elizabeth M. Quadracci-Harned and David A. Blais, as trustees.

(99.1)	Press Release of Quad/Graphics, Inc., dated July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2010

QUAD/GRAPHICS, INC.

	By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President & General Counsel

QUAD/GRAPHICS, INC.

Exhibit Index to Current Report on Form 8-K

Dated July 2, 2010

Exhibit
Number

(3.1)	July 2, 2010 Amendments to the Amended Bylaws of Quad/Graphics, Inc.

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through July 2, 2010.

(9.1)	Amended and Restated Voting Trust Agreement, dated as of June 25, 2010, by Betty E. Quadracci, J. Joel Quadracci, Elizabeth M. Quadracci-Harned and David A. Blais, as trustees.

(99.1)	Press Release of Quad/Graphics, Inc., dated July 2, 2010.